Bacterin to Present at the Noble 8th Annual Equity Conference on January 17, 2012

BELGRADE, MT, – January 11, 2012 – Bacterin International Holdings, Inc. (NYSE Amex: BONE), a leader in the development of revolutionary bone graft material and antimicrobial coatings for medical applications, has been invited to present at the Noble Financial Capital Markets’ 8th Annual Equity Conference. The conference will be held at the Hard Rock Hotel & Casino in Hollywood, Florida on January 17-18, 2012.

Bacterin’s chairman and CEO, Guy Cook, is scheduled to present on Tuesday, January 17, 2012 at 1:00 p.m. Eastern time, with one-on-one meetings held throughout the day. Management will discuss Bacterin’s business plan and objectives for 2012.

The presentation will be video webcast live and available for replay here, or via the investor relations section of Bacterin’s website at www.bacterin.com.

Bacterin reported record revenue of $7.5 million in the third quarter 2011, up 80% year-over-year. For 2012, management expects revenue of $53 million to $56 million.

The conference will showcase approximately 140 small and micro cap companies. Presenting companies encompass four general sectors: Healthcare, Technology, Software, Defense and Media/Entertainment.

For more information about the conference, please contact your Noble Financial sales representative.

About Noble Financial Capital Markets
Noble Financial Capital Markets was established in 1984 and is an equity research driven, full-service, investment banking boutique focused on small-cap, emerging growth companies. The company has offices in New York, Boston, New Jersey, Philadelphia, Los Angeles, St. Louis, and Boca Raton. In addition to non-deal road shows and sector-specific conferences throughout the year, Noble Financial hosts its large format annual equity conference in January in South Florida featuring 120 – 150 presenting companies from across North America and total attendance of close to 600. For more information: www.noblefcm.com.

About Bacterin International Holdings
Bacterin International Holdings, Inc. (NYSE Amex: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements
This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s ability to launch beta and full product releases, the Company’s ability to obtain FDA concurrence use for anti-microbial coatings in a timely manner; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company’s sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company’s Annual Report on Form 10-K under the heading “Risk Factors.” The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:
Guy Cook
President & CEO
Bacterin International Holdings, Inc.
Tel 406-388-0480
gcook@bacterin.com

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com